Exhibit 99.1

Contact:	John L. Calmes Jr.

Executive VP, Chief Financial & Strategy Officer,

and Treasurer

(864) 298-9800

World Acceptance Corporation Announces the Retirement of Chief Branch Operations Officer D. Clinton Dyer

GREENVILLE, S.C. (December 4, 2025) - World Acceptance Corporation (NASDAQ:WRLD) (“World Acceptance” or “the Company”) today announced the planned retirement of D. Clinton Dyer, the Company’s Executive Vice President and Chief Branch Operations Officer, following an extraordinary 30-year career with the organization.

During his three decades with World Acceptance, Mr. Dyer helped shape and strengthen the Company’s branch operations through steadfast leadership, deep operational knowledge, and a genuine commitment to the customers and communities the Company serves.

“Clint has been a pillar of the Company for thirty years,” said Chad Prashad, the Company’s President and Chief Executive Officer. “His leadership, dedication, and unwavering focus on operational excellence have played a meaningful role in the Company’s growth and success. Beyond his professional contributions, Clint is admired for his character, his mentorship, and his enduring commitment to our people. We are deeply grateful for all he has done, and we extend our warmest wishes as he prepares for this well-earned next chapter.”

Mr. Dyer shared, “It has been an honor to spend my career at World Acceptance. I am grateful for the colleagues, customers, and partners I have had the privilege to work alongside over the last thirty years. This company has been a second home to me, and I will always take pride in what we accomplished together.”

Mr. Dyer’s retirement will take effect on March 31, 2026, and the Company is in the process of finalizing its transition planning. Between now and March 31, 2026, operational responsibilities will transfer to J. Tobin Turner, the Company's Senior Vice President of Strategy and Analytics. Mr. Turner has run the marketing and analytics teams for several years and has a Ph. D in Operations and Supply Chain Management, a Master of Business Administration and brings extensive experience managing and running multi-location businesses.

About World Acceptance Corporation

Founded in 1962, World Acceptance Corporation (NASDAQ: WRLD), is a people-focused finance company that provides personal installment loan solutions and personal tax preparation and filing services to over one million customers each year. Headquartered in Greenville, South Carolina, the Company operates more than 1,000 community-based World Finance branches across 16 states. The Company primarily serves a segment of the population that does not have ready access to credit; however, unlike many other lenders in this segment, we strive to work with our customers to understand their broader financial pictures, ensure they have the ability and stability to make payments, and help them achieve their financial goals. For more information, visit www.loansbyworld.com.

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WRLD Announces the Retirement of Chief Branch Operations Officer

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the anticipated timing of Mr. Dyer’s retirement and the Company’s succession planning process. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These “forward-looking statements” represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following: changes in Mr. Dyer’s retirement plans and the Company’s ability to attract or retain key personnel to fill Mr. Dyer’s role.

These and other factors are discussed in greater detail in Part I, Item 1A,“Risk Factors” in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC and the Company’s other reports filed with, or furnished to, the SEC from time to time. World Acceptance Corporation does not undertake any obligation to update any forward-looking statements it makes. The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

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